UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Date of Report (Date of earliest event reported)	July 28, 2016
The First Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Mississippi	33-94288	64-0862173
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6480 U.S. Hwy 98 West, Hattiesburg, MS	39402
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(601) 268-8998
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 5.03                          Amendment to Articles of Incorporation or Bylaws

On July 28, 2016, the Board of Directors (the “Board”) of The First Bancshares, Inc. (the “Company”) approved an amendment and restatement of the Company’s Articles of Incorporation  (the “Amended and Restated Articles”) to bring forward the 2015 amendment that increased the authorized  common stock from 10,000,000 shares to 20,000,000 and to remove the Series D Convertible Preferred Stock certificate of designation that was added  to the articles in 2013 as all such preferred stock has been converted to common stock..

The foregoing summary of the amendments contained within the Company’s Amended and Restated Articles is qualified in its entirety by the text of the Amended and Restated Articles, a copy of which is attached at Exhibit 3.2 and is incorporated herein by reference.

Item 9.01                          Financial Statements and Exhibits

(d)                          Exhibits.
3.1                          Articles of The First Bancshares, Inc. (Amended and Restated as of July 28, 2016)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The First Bancshares, Inc.
(Registrant)

Date: July 28, 2016	By:	/s/ Dee Dee Lowery
	Name:	Dee Dee Lowery
	Title:	EVP and CFO